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                                                                      EXHIBIT 12

                           SEVEN SEAS PETROLEUM INC.
                       RATIO OF EARNINGS TO FIXED CHARGES

     The following illustrates the computation of the historical ratio of earnings to fixed charges:


                                                                                              SIX
                                                                    (IN THOUSANDS)           MONTHS
                                                                      FISCAL YEAR            ENDED
                                                              ---------------------------   JUNE 30,
                                                               1997      1996      1995       1998
                                                              -------   -------   -------   --------
EARNINGS
  Pretax earnings (loss)....................................  $(7,928)  $(2,195)  $(2,120)  $(2,040)
  Add (Deduct):
     Fixed charges (see below)..............................      687        --        --     3,043
     Reverse effect of inclusion of interest capitalized in
       fixed charges above..................................     (600)       --        --    (2,774)
                                                              -------   -------   -------   -------
                                                               (7,841)   (2,195)   (2,120)   (1,271)
                                                              =======   =======   =======   =======
FIXED CHARGES(A)............................................      687        --        --     3,043
                                                              =======   =======   =======   =======
Ratio of Earnings to Fixed Charges..........................       --        --        --        --
                                                              =======   =======   =======   =======
Additional earnings necessary to bring ratio to 1.0x........  $   687        --        --   $ 3,043
                                                              =======   =======   =======   =======


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(a) Consists of capitalized interest and amortization of debt issuance costs.